EXHIBIT 99.1

USG Board Authorizes Negotiations with Knauf

Chicago, IL, May 1, 2018 – USG Corporation (NYSE: USG) today announced that its Board of Directors has authorized management to commence negotiations with Gebr. Knauf KG (“Knauf”) regarding a potential sale of the Company. The USG Board remains committed to acting in the best interests of all shareholders and will evaluate all options to do so. USG has advised Knauf that it is prepared to agree to a customary confidentiality agreement to facilitate sharing appropriate due diligence information.

The Board believes that by entering into negotiations and exchanging certain information, Knauf should be able to identify additional sources of value in combining the businesses and will see value in excess of its most recent proposal.

There can be no assurance that the negotiation process will result in any transaction, or any assurance as to its outcome or timing. The Company has not set a timetable for completion of negotiations and does not intend to disclose developments related to the process unless and until definitive agreements are reached or negotiations are abandoned.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management's expectations about future conditions, including but not limited to, statements regarding the indication of interest made by Knauf and uncertainties regarding future actions that may be taken by Knauf in furtherance of such interest and the Company’s authorized commencement of negotiations with Knauf regarding a potential sale of the Company. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "may," "will be," "will continue," "will likely result" and similar expressions. Actual business, market or other conditions may differ materially from management's expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including future actions that may be taken by Knauf in furtherance of its offer to purchase the Company, no assurance of and uncertainty surrounding consummation of any such transaction with Knauf or the terms of such transaction, if any, and if consummated, potential disruption of our business or diverted management attention as a result of the exploration or negotiation of such transaction, economic conditions, such as employment levels, the availability of skilled labor, household formation, home ownership rate, new and existing home price trends, availability of mortgage financing, interest rates, deductibility of mortgage interest and real estate taxes, consumer confidence, job growth and discretionary business investment; competitive conditions and our ability to maintain or achieve price increases; the loss of one or more major customers, including L&W, and the increasing number of our customers with significant buying power; increased costs, or decreased availability, of key raw materials, energy or transportation; unexpected operational difficulties or catastrophic events at our facilities; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; compliance with environmental and safety regulations or product safety concerns; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; significant changes in factors and assumptions used to measure our defined benefit plan obligations; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; our ability to pursue strategic opportunities without increasing our debt and leverage ratio; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the Securities and Exchange Commission, including, but not limited to, the "Risk Factors" in our most recent Annual Report on Form 10-K.

Important Additional Information and Where to Find It
In connection with USG's 2018 Annual Meeting of Stockholders, USG has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents, including a WHITE proxy card. The Company, its directors, director nominees and certain of its officers and other employees will be considered participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors, director nominees, and the certain officers and other employees who are considered participants, and their respective interests in the Company by security holdings or otherwise, is set forth in USG's definitive proxy statement, dated March 29, 2018, for its 2018 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A, as well as in USG’s proxy supplement, dated April 20, 2018, as filed with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD. Investors and other interested parties may obtain the documents free of charge at the SEC’s website, www.sec.gov, or from USG at its website, www.usg.com, or through a request in writing sent to USG at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

About USG Corporation
USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

USG Corporation
Media:
Sard Verbinnen & Co:  Jim Barron/Pam Greene, 212-687-8080
USG Corporation: Kathleen Prause, 312-436-6607, KPrause@usg.com
Investors:
USG Corporation: Bill Madsen, 312-436-5349, investorrelations@usg.com